Exhibit 1.1

December 10, 2008

CONFIDENTIAL

Hecla Mining Company

6500 North Mineral Drive

Suite 200

Coeur d’Alene, ID 83815-9408

Attn:	James A. Sabala
Senior Vice President & Chief Financial Officer

Dear Mr. Sabala:

This letter (the “Agreement”) constitutes the agreement between Rodman & Renshaw, LLC (“Rodman” or the “Placement Agent”) and Hecla Mining Company (the “Company”), that Rodman shall serve as the placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of up to 10,243,902 shares (the “Shares”) of the Company’s common stock, par value $0.25 per share (the “Common Stock”) and five year Series 1 warrants to purchase shares of Common Stock equal to 75% of the number of Shares purchased and short term Series 2 warrants to purchase shares of Common Stock equal to 75% of the number of Shares purchased (together with the Shares, the “Securities”). The terms of such Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that Rodman would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that Rodman’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by Rodman to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Rodman with respect to securing any other financing on behalf of the Company.

SECTION 1. COMPENSATION AND OTHER FEES.

As compensation for the services provided by Rodman hereunder, the Company agrees to pay to Rodman:

(A)	The fees set forth below with respect to the Placement:

1. A cash fee payable immediately upon the closing of the Placement and equal to 4.5% of the aggregate gross proceeds raised in the Placement.

2. Such number of warrants (the “Rodman Warrants”) to Rodman or its designees at the Closing to purchase shares of Common Stock equal to 4.5% of the aggregate number of Shares sold in the Placement. The Rodman Warrants shall have the same terms as the Series 1 warrants (if any) issued to the Purchasers in the Placement except that the exercise price shall be 125% of the public offering price per share, or $2.56. The Rodman Warrants shall not have antidilution protections or be

1251 Avenue of the Americas, 20th Floor, New York, NY 10020 ☐ Tel: 212 356 0500 Fax: 212 581 5690

www.rodm.com ☐ Member: FINRA, SIPC

transferable for six months from the date of the Offering except as permitted by NASD Rule 2710, and further, the number of Shares underlying the Rodman Warrants shall be reduced if necessary to comply with Financial Industry Regulatory Authority (“FINRA”) rules or regulations.

(B)	The Company also agrees to reimburse Rodman’s expenses (with supporting invoices/receipts) up to a maximum of $35,000. Such reimbursement shall be payable immediately upon (but only in the event of) the closing of the Placement.

(C)	Rodman shall be entitled to a cash fee and Rodman Warrants, calculated in the manner provided in Paragraphs A.1 and A.2, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company, or to any Affiliate of the Company, by investors whom Rodman had introduced, directly or indirectly, to the Company during the Term and who invested in the Placement if such Tail Financing is consummated at any time within the 12-month period following the expiration or termination of this Agreement (the “Tail Period”).

SECTION 2. REGISTRATION STATEMENT.

The Company represents and warrants to, and agrees with, the Placement Agent that:

(A) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration File No. 333-145919) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on September 7, 2007, for the registration under the Securities Act of certain of the Company’s securities. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Securities and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, used in connection with the Placement, including any documents incorporated by reference therein.

(B) The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. Notwithstanding anything hereunder to the contrary, including as referred to in Section 3(A), the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or any prospectus (including supplements) in reliance upon and in conformity with information supplied in writing by Rodman or its agents specifically for inclusion in the Registration Statement or any such prospectus.

(C) The Company is eligible to use free writing prospectuses in connection with the Placement pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company will not, without the prior consent of the Placement Agent, prepare, use or refer to, any free writing prospectus.

(D) The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Base Prospectus, the Time of Sale Prospectus, if any, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

(A) The Company hereby makes the same representations and warranties to Rodman that it makes to the investors in each subscription purchase agreement.

(B) Rodman represents, warrants and agrees to and with the Company that:

1. The execution, delivery and performance of this Agreement by Rodman has been duly authorized by all necessary action, and upon execution and delivery hereof, this Agreement will be a valid, binding and enforceable obligation of Rodman;

2. Rodman is registered or licensed with the Commission as a broker-dealer and is a member of FINRA, and that all appropriate registrations, licenses or filings have been made on its behalf in connection with its status as a registered or licensed broker-dealer. Rodman agrees to maintain the appropriate regulatory registrations and filings throughout the term of this Agreement;

3. Rodman will use its reasonable best efforts during the term of this Agreement to find eligible purchasers for the Shares;

4. Rodman will offer the Securities for sale and will solicit offers to buy the Securities only in compliance with the procedures described in the Prospectus Supplement and this Agreement and in accordance with applicable law;

5. As of the date hereof, no permit, consent, approval or authorization of, or declaration to, or filing with, any governmental or regulatory authority (other than any already obtained or made) is required in connection with the (i) execution, delivery and performance by Rodman of this Agreement and (ii) consummation by Rodman of any of the transactions contemplated herein and in the other Transaction Documents;

6. Without the prior consent of the Company, no steps will be taken to qualify the Securities for sale in any jurisdiction;

7. Neither Rodman nor any of its principals or affiliates have been the subject of any administrative, civil or criminal actions within the past five (5) years preceding the date hereof that could be material to an investor’s decision to purchase Shares;

8. Neither Rodman, nor any affiliate thereof, shall offer the Securities in any jurisdiction, except in compliance with the applicable law in any such jurisdiction in which such offering is made;

9. Rodman and any person acting on its behalf, including any employee, affiliate or sales or marketing agent, will comply with all applicable provisions of law with respect to anything done by it in relation to the Securities; and neither Rodman nor any person acting on its behalf, including any employee, affiliate or sales or marketing agent, will offer for sale or sell the Securities by means of any document or in any manner that does not comply with applicable laws and regulations;

10. Rodman will notify the Company promptly of any occurrence of which it becomes aware that is material in the context of the offering and sale of the Securities, including any event that shall lead Rodman to reasonably believe that the Prospectus Supplement will be misleading, or that affects any of the representations, warranties and agreements by Rodman contained in this Agreement (or that would have affected any of the same if this Agreement had been entered into immediately thereafter), and will take such steps as may be reasonably requested by the Company to remedy and/or publicize the same; and

11. Rodman acknowledges that the Company, in its engagement of Rodman in connection with the placement of the Securities, does so in reliance on the representations, warranties, covenants and agreements of Rodman contained herein.

SECTION 4. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 5. ENGAGEMENT TERM. Rodman’s engagement hereunder will be for the period of 30 days, or, if sooner, until the Closing Date. The engagement may be terminated by either the Company or Rodman at any time upon 5 days’ written notice. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company’s obligations to pay fees and reimburse expenses contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement. Rodman agrees not to use any confidential information concerning the Company provided to them by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6. RODMAN INFORMATION. The Company agrees that any information or advice rendered by Rodman in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without Rodman’s prior written consent.

SECTION 7. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that Rodman is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of Rodman hereunder, all of which are hereby expressly waived.

SECTION 8. CLOSING. The obligations of the Placement Agent and the Purchasers, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its Subsidiaries contained herein, to the accuracy of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions:

(A) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus or the Prospectus Supplement or otherwise) shall have been complied with.

(B) The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading in light of the circumstances in which they were made.

(C) All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, the Registration Statement, the Base Prospectus and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(D) The Placement Agent shall have received from outside counsel to the Company such counsel’s written opinion, addressed to the Placement Agent and the Purchasers dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, which opinion shall include a “10b-5” negative assurance from such counsel.

(E) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Base Prospectus, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Base Prospectus and (ii) since such date there shall not have been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth in or contemplated by the Base Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement.

(F) The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares shall be listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Placement Agent. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the New York Stock Exchange, nor has the Company received any notice that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing.

(G) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the NYSE Alternext US or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been a material escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Base Prospectus and the Prospectus Supplement.

(H) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(I) The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement.

(J) The Company shall have entered into subscription agreements with each of the Purchasers and such agreements shall be in full force and effect.

(K) FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, an Issuer Filing with FINRA pursuant to NASD Rule 2710 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(L) Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

SECTION 9. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

SECTION 10. ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Rodman and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery and/or exercise of the Securities, as applicable. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

SECTION 11. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a day on which the New York Stock Exchange is open for trading (a “Trading Day”), (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Rodman the enclosed copy of this Agreement.

Very truly yours,

RODMAN & RENSHAW, LLC

By:	/s/ John J. Borer III
Name:	John J. Borer III
Title:	Senior Managing Director

Address for notice:
1251 Avenue of the Americas, 20th Floor
New York, NY, 10020
Fax (646) 841-1640
Attn: General Counsel

Accepted and Agreed to as of

the date first written above:

HECLA MINING COMPANY

By:	/s/ Phillips S. Baker, Jr.
Name:	Phillips S. Baker, Jr.
Title:	President and CEO

Address for notice:

6500 North Mineral Drive

Suite 200

Coeur d’Alene, ID 83815-9408

Attn:	James A. Sabala
Senior Vice President & Chief Financial Officer

ADDENDUM A

INDEMNIFICATION PROVISIONS

In connection with the engagement of Rodman & Renshaw, LLC (“Rodman”) by Hecla Mining Company (the “Company”) pursuant to a letter agreement dated December 2, 2008, between the Company and Rodman, as it may be amended from time to time in writing (the “Agreement”), the Company hereby agrees as follows:

1.	To the extent permitted by law, the Company will indemnify Rodman and its affiliates, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to the Agreement, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from any indemnified person’s willful misconduct or gross negligence or from untrue statements or omissions made in reliance upon and conformity with information supplied in writing by Rodman or its agents specifically for inclusion in the Registration Statement or any prospectus (including supplements) referred to in Section 2.A of the Agreement.

2.	Promptly after receipt by Rodman of notice of any claim or the commencement of any action or proceeding with respect to which Rodman is entitled to indemnity hereunder, Rodman will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to Rodman and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, Rodman will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for Rodman reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and Rodman. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of Rodman, which will not be unreasonably withheld.

3.	The Company agrees to notify Rodman promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

4.

If for any reason the foregoing indemnity is unavailable to Rodman or insufficient to hold Rodman harmless, then the Company shall contribute to the amount paid or payable by Rodman as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Rodman on the other, but also the relative fault of the Company on the one hand and Rodman on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation,

1251 Avenue of the Americas, 20th Floor, New York, NY 10020 ☐ Tel: 212 356 0500 Fax: 212 581 5690

www.rodm.com ☐ Member: FINRA, SIPC

proceeding or other action or claim. Notwithstanding the provisions hereof, Rodman’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by Rodman under the Agreement (excluding any amounts received as reimbursement of expenses incurred by Rodman) and the Company’s share of the liability hereunder shall not be in excess of the total net proceeds received by the Company from the sale of the Shares pursuant to this Agreement.

5.	These Indemnification Provisions shall remain in full force and effect whether or not the transaction contemplated by the Agreement is completed and shall survive the termination of the Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under the Agreement or otherwise.

RODMAN & RENSHAW, LLC

By:	/s/ John J. Borer III
Name:	John J. Borer III
Title:	Senior Managing Director

Accepted and Agreed to as of

the date first written above:

HECLA MINING COMPANY

By:	/s/ Phillips S. Baker, Jr.
Name:	Phillips S. Baker, Jr.
Title:	President and CEO